                                                               Exhibit (d)(1)(a)

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
                        EFFECTIVE AS OF September 1, 1999


This AMENDMENT is made part of INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of November 1, 1997, as amended, among Nationwide Separate Account Trust (the "Trust") and Nationwide Advisory Services, Inc., an Ohio corporation (the "Adviser") and is consented to by Villanova Mutual Fund Capital Trust, a Delaware business trust ("Villanova MF").

WHEREAS, the Adviser wishes to transfer its mutual fund investment advisory business to Villanova MF and is asking the Trust to agree to amend the Agreement so that Adviser's rights and responsibilities are transferred to Villanova MF (the "Transfer");

WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, Villanova MF is wholly owned by Villanova Capital, Inc., a Delaware corporation, under the majority ownership of Nationwide Financial Services, Inc., a Delaware corporation which through its wholly owned subsidiary, Nationwide Life Insurance Corporation, wholly owns the Adviser, and thus Villanova MF and the Adviser are under common control;

WHEREAS, all of the persons who will serve as the directors of Villanova Capital, Inc. immediately after the Transfer are persons who have served as directors of the Adviser prior to the Transfer;

WHEREAS, substantially all of the persons who will serve as officers of Villanova MF immediately after the Transfer are persons who have served as officers of the Adviser prior to the Transfer;

WHEREAS, the personnel who perform the services required of the Adviser under the Agreement will continue to perform the same services after the Transfer;

WHEREAS, with respect to the services provided under the Agreement, the business and operations of Villanova MF after the Transfer will be substantially the same as the business and operations of the Adviser prior to the Transfer;

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Adviser;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, in view of the foregoing, the Transfer should not constitute an assignment of the Agreement within the meaning of the 1940 Act; and

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 10 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Adviser will transfer to Villanova MF all of its rights and responsibilities under the Agreement (except for those for the Nationwide Select Advisers Mid Cap
     Fund).

2. On the Effective Date, Villanova MF will assume such rights and responsibilities of the Adviser (except for those for the Nationwide Select Advisers Mid Cap Fund), subject to the terms of the Agreement.

3. On the Effective Date, Adviser shall be relieved of all of its rights and responsibilities under the Agreement (except for those for the Nationwide Select Advisers Mid Cap Fund).

4. On the Effective Date, Exhibit A, in the form attached, shall be amended to include the Nationwide Small Company Fund under the terms of the Agreement.

5. On September 27, 1999, the Transfer will occur for the Nationwide Select Advisers Mid Cap Fund and at that time the Adviser will transfer to Villanova MF the remaining rights and responsibilities under the Agreement as they relate to the Nationwide Select Advisers Mid Cap Fund, Villanova MF will assume such remaining rights and responsibilities and the Adviser will be relieved of the remaining rights and responsibilities under the Agreement.

6. All other provisions of the Agreement shall remain in full force and effect.

7. The Trust represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

8. The Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

9. Villanova MF represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment, and that it is registered with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

10. The Adviser and Villanova MF together represent and warrant that the transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

NATIONWIDE ADVISORY SERVICES, INC.          NATIONWIDE SEPARATE ACCOUNT TRUST

By:      _______________________________    By:     ____________________________

Title:   _______________________________    Title:  ____________________________



Agreed and Consented to by:

VILLANOVA MUTUAL FUND CAPITAL TRUST


By:      _______________________________

Title:   _______________________________

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                          (Effective September 1, 1999)

Funds of the Trust                                            Advisory Fees
------------------                                            -------------

Total Return Fund                                    0.60% on assets up to $1 billion
                                                     0.575% on assets of $1 billion and more but less
                                                              than $2 billion
                                                     0.55% on assets of $2 billion and more but less
                                                              than $5 billion
                                                     0.50% for assets of $5 billion and more

Capital Appreciation Fund                            0.60% on assets up to $1 billion
                                                     0.575% on assets of $1 billion and more but less
                                                              than $2 billion
                                                     0.55% on assets of $2 billion and more but less
                                                              than $5 billion
                                                     0.50% for assets of $5 billion and more

Government Bond Fund                                 0.50% on assets up to $1 billion
                                                     0.475% on assets of $1 billion and more but less
                                                              than $2 billion
                                                     0.45% on assets of $2 billion and more but less
                                                              than $5 billion
                                                     0.40% for assets of $5 billion and more

Money Market Fund                                    0.40% on assets up to $1 billion
                                                     0.38% on assets of $1 billion and more but less
                                                              than $2 billion
                                                     0.36% on assets of $2 billion and more but less
                                                              than $5 billion
                                                     0.24% for assets of $5 billion and more

-----------------------------------------------------------------------------------------------------------

Nationwide Balanced Fund                             0.75% of the Fund's average daily net assets

Nationwide Equity Income Fund                        0.80% of the Fund's average daily net assets

Nationwide Global Equity Fund                        1.00% of the Fund's average daily net assets

Nationwide High Income Bond Fund                     0.80% of the Fund's average daily net assets

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                                    Page Two
                          (Effective September 1, 1999)


Funds of the Trust                                            Advisory Fees
------------------                                            -------------
Nationwide Multi Sector Bond Fund                      0.75% of the Fund's average daily net assets

Nationwide Select Advisers Mid Cap Fund                1.05% of the Fund's average daily net assets
 (Effective 9/27/99, changed to Nationwide
   Mid Cap Index Fund                                  0.50% of the Fund's average daily net assets)

Nationwide Select Advisers Small Cap                   1.10% of the Fund's average daily net assets
     Growth Fund

Nationwide Small Cap Value Fund                        0.90% of the Fund's average daily net assets

Nationwide Strategic Growth Fund                       0.90% of the Fund's average daily net assets

Nationwide Strategic Value Fund                        0.90% of the Fund's average daily net assets

Nationwide Income Fund                                 0.45% of the Fund's average daily net assets

Nationwide Small Company Fund                          0.93% on assets up to $250 million
                                                       0.95% on the next $750 million
                                                       0.96% on assets of $1 billion and more




                                                     ADVISER
                                                     VILLANOVA MUTUAL FUND CAPITAL TRUST


                                                     By:
                                                          -----------------------------------
                                                     Name:
                                                     Title:


                                                     TRUST
                                                     NATIONWIDE SEPARATE ACCOUNT TRUST


                                                     By:
                                                          -----------------------------------
                                                     Name:
                                                     Title: